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Rise Gold Intersects High Grade Gold 600 m Below Lowest Level of Exploration on Idaho #1 Vein at Idaho-Maryland

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New drill intercept in Idaho #1 Vein assays 46.3 gpt gold / 1.07 m (1.35 oz per ton / 3.5 ft) within broader interval assaying 9.4 gpt gold over 5.94 m

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New intercept ~600 m downdip of Idaho 2400 level, the lowest level of exploration on Idaho #1 Vein, confirming exploration target for the Idaho #1 Vein with dimensions of 600 m x 600 m and remaining open-to-depth

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Recent drilling and re-interpretation of prior drill hole I-19-13 suggest an additional major exploration target on the Idaho #2 Vein with dimensions of 1,000 m x 1,400 m

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Assays pending for drill holes I-19-14 & I-19-14A

May 21, 2019 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) is pleased to announce additional assay results from on-going diamond core drilling at the Idaho-Maryland (“I-M”) Gold Project.

The exploration drill program at the Idaho-Maryland continues to intercept high-grade gold mineralization in multiple vein structures downdip from historic workings. Recent drilling intersected the Idaho #1 Vein ~600 m downdip of the Idaho 2400 level.

The new intercept from drill hole I-19-12B confirms a large exploration target on the Idaho #1 Vein with dimensions of approximately 600 m on strike and 600 m downdip.

TABLE 1 – New Drill Hole Intercept I-19-12B

Hole	From (m)	To (m)	Gold (gpt)	Intercept Length (m)*	Vein
Idaho #1 Vein
I-19-12B	1367.27	1373.22	9.4	5.94	Idaho #1
Including	1367.27	1370.11	18.5	2.83	Idaho #1
Including	1369.04	1370.11	46.3	1.07	Idaho # 1
Including	1369.74	1370.11	111.5	0.37	Idaho #1

      *The Company is not able to estimate true widths for the intersected mineralization until further drilling is completed.

High-grade gold mineralization was encountered in drill hole I-19-12B which assayed 46.3 gpt gold over 1.07 m (1.35 oz per ton over 3.5 feet), including a higher grade interval of quartz veining with visible gold assaying 111 gpt gold over 0.37 m (3.24 oz per ton over 1.2 ft). The high-grade mineralization was included within a broader zone of gold mineralization assaying 9.4 gpt over 5.94 m (0.27 oz per ton / 19.5 ft).

Rise Gold has interpreted this intercept to represent a down-dip extension of the historic Idaho #1 Vein. Similar to the geology of the historic Idaho #1 Vein, the mineralized zone encountered in I-19-12B is located between a diabase dike on the hanging wall and the ankeritized serpentinite unit in the footwall. It differs from the historic vein in that it is composed of a group of closely spaced narrow quartz veins hosted in volcanic andesite approximately 25 meters from the serpentinite contact whereas the historic vein was noted to be directly on the contact. This contact appears to be an important ore control for the Idaho #1 Vein mineralization.

A large exploration target on the Idaho #1 Vein is now defined by:

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Historic mining of high-grade mineralization above the Idaho 2000 level.

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Historic mapping and sampling of high-grade gold mineralization on both the Idaho 2400 west and east levels. Both levels were noted to be in mineralization at the mine’s shutdowns in 1942 and 1955.

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Previous drill hole I-18-11 which intersected significant gold mineralization above and to the west of drill hole I-19-12.

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New drill hole intercept I-19-12B, located ~600 m downdip from the Idaho 2400 level

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The target remains open-to-depth.

The Idaho #1 Vein was the most productive and highest-grade vein of the I-M Mine. Historic production from the Idaho #1 Vein is estimated at 935,000 oz of gold with an average head grade of 38.7 gpt (1.12 opt) gold.  Total historic production from the combined Idaho veins is estimated at 1,621,000 oz of gold with an average head grade of 28.4 gpt (0.74 opt) gold.

Two holes were wedged from the previous drill hole I-18-12. Drill hole I-19-12A was prematurely abandoned due to the larger than expected depth to the target; drill hole I-19-12B was wedged and drilled at a more favorable orientation and successfully intersected the Idaho #1 Vein.

A summary of drill hole assay results from I-19-12B on the Idaho #1 Vein target are presented in Table 1. Figures 1 and 2 illustrate the recent drill intercepts with respect to the Idaho vein targets.

FIGURE 1 – Idaho Veins Intercepts and Exploration Target – Long Section Looking NE

+1000 m
+1000 m
IDAHO #1 VEIN
935,000 oz gold produced
39 gpt gold head grade
IDAHO 3 VEIN
686,000 oz gold produced
20 gpt gold head grade
SURFACE
NEW BRUNSWICK SHAFT
I-19-13A
On Idaho #2 Vein
90.4 gpt / 4.27 m
+500 m
I1000L
IDAHO SHAFT
I2000L
B2300L
SEA LEVEL
SEA LEV
45WZ
30WZ
IDAHO 1 VEIN
I2400L
I2700L
B3280L
600 m
I-18-11
3.6 gpt / 2.47 m
100 m wide zone of
alteration averaging
1.1 gpt gold
B-18-05
23.7 gpt / 4.5 m
IDAHO 3 VEIN
IDAHO 2 VEIN
1400 m
-500 m
-500 m
I-19-12B
46.3 gpt / 1.1 m
within zone
averaging
9.4 gpt 5.9 m
I-19-13 & 13A
New link
vein on
Idaho #1
Vein at
depth?
SCALE
1000 meters
-1000 m
-1000 m
B-18-05
10.9 gpt / 2.96 m

FIGURE 2 – Idaho #1 Vein Intercepts and Exploration Target – Isometric View

ISOMETRIC – LOOKS NW
I1 Vein
I3 Vein
Morehouse
I1 Vein Projection
600 m downdip
~600 m strike
I4
I5
I2 Vein Projection
I3 Vein Projection
Elev 0 m
Elev -120 m
Elev -320 m
Elev -480 m
I2400L West
Final level of mining
Shutdown in mineralization
Numerous channel samples
Including;
481 gpt / 1.2 m
142 gpt /2.5 m
21 gpt / 4.2 m
I-19-13A
90.4 gpt / 4.27 m
Includes
458.0 gpt / 0.81 m
(13.4 opt / 2.7 ft)
40 m wide zone of
alteration averaging
1.5 gpt gold
I-19-13
5.5 gpt / 5.12 m
I-19-14 & 14A
Assay
Pending
I-18-11
3.6 gpt / 2.47 m
100 m wide zone of
alteration averaging
1.1 gpt gold
I-19-12B
46.3 gpt / 1.1 m
within zone
averaging
9.4 gpt 5.9 m
New Linking
Vein from #1
Vein to #5 Vein?

*Details of drill results in Rise press releases and available at www.sedar.com

Idaho #2 Vein - Reinterpretation of intercepts from I-19-13 and I-19-13A

The Company previously disclosed high-grade gold mineralization in drill holes I-19-13 & I-19-13A by news release dated March 19th, 2019:

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The vein in I-19-13 assayed 5.5 gpt gold over 5.12 m (0.16 opt / 16.8 ft).

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The vein in I-19-13A assayed 90.4 gpt gold over 4.27 m (2.64 opt / 14.0 ft).

https://www.risegoldcorp.com/uploads/content/Mar19RiseGoldIntersects90gptgoldover4.3metersatIdahoMaryland.pdf

Subsequent drilling has revealed that these intercepts are on the Idaho #2 Vein rather than on the Idaho #1 Vein.

Recent drill holes I-19-14 & I-19-14A both intersected significant quartz veining and alteration in association with the Idaho #2 Vein system. Assays for these holes are pending and will be released as received.

The reinterpretation of the mineralization in drill holes I-19-13 and I-19-13A as the Idaho #2 Vein has important implications for exploration and resource potential:

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The Idaho #2 Vein and the 52 Vein are now interpreted to be the same vein structure making it a more significant exploration target than previously believed.

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Drilling and historic mapping indicate a strike length of the Idaho #2 Vein of up to 550 m at the elevation of holes I-19-13 & I-19-14.

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Rise Gold’s drill holes through this area have consistently intersected the Idaho #2 Vein along this strike length. These results were previously disclosed as the 52 Vein with assays as high as 149 gpt over 6.8 meters.

https://www.risegoldcorp.com/uploads/content/Dec13RiseGoldIntersects149gptgoldover6.8metersatIdahoMaryland.pdf

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Previous deep intercept from Rise drill hole B-18-05, which assayed 23.7 gpt gold over 4.5 m, may represent a downdip extension of either the Idaho #2 Vein or possibly the Idaho #3 Vein. The intercept in B-18-05 would be ~1,400 m downdip from a projection of the Idaho #2 Vein. https://www.risegoldcorp.com/uploads/content/Aug7RiseIntersectsHighGradeGoldover1kmbelowIdahoMarylandMine.pdf

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The Idaho #2 Vein in conjunction with the Idaho #3 presents an exploration target of ~1,000 m along strike and ~1,400 m downdip. This is exclusive of the Idaho #1 target previously discussed.

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The untested Idaho #5 Vein is parallel and behind the Idaho #3 Vein and could likely be tested with the same holes targeting the Idaho #3 Vein.

Figure 3 displays recent drill intercepts on the Idaho #2 Vein, the possible correlation with drill hole B-18-05, and the exploration target for the Idaho #2 and Idaho #3 veins.

FIGURE 3 – Idaho #2 Vein Intercepts and Exploration Target – Isometric View

ISOMETRIC – LOOKS NW
I-18-11
19.2 gpt / 2.88 m &
15.4 gpt / 1.63 m &
3.9 gpt / 6.42 m &
5.4 gpt / 1.75 m
I1 Vein
I3 Vein
Morehouse
I1 Vein Projection
I4
I5
Elev 0 m
I-19-13
5.5 gpt / 5.12 m
I-19-13A
90.4 gpt / 4.27 m
Includes
458.0 gpt / 0.81 m
(13.4 opt / 2.7 ft)
B-18-05
23.7 gpt / 4.5 m
Includes
230 gpt / 0.43 m
(6.7 opt / 1.4 ft)
I-18-10
3.2 gpt / 6.4 m &
97.3 gpt / 0.5 m &
149 gpt / 6.8 m
Includes
2190 gpt / 0.47 m
(64 opt / 1.5’)
1000 m strike
I2 Vein Projection
1400 m downdip
I3 Vein Projection
B-18-05
10.9 gpt / 2.96 m
Includes
61 gpt / 0.49 m
(1.8 opt / 1.6 ft)
I-18-12
2.6 gpt / 9.98 m
I-19-14 & 14A
Assay
Pending

*Details of drill results in Rise press releases and available at www.sedar.com

Cymoid Loops and New Linking Vein on Idaho #1

Recently drilling has revealed changes in the structural relationships of the Idaho veins at depth.

Current interpretations indicate that the Idaho Mine is comprised of a series of linked veins or “cymoid loops”.

This is a common structural feature in Grass Valley gold deposits and important for discovery and definition of the high-grade gold ore shoots. The Idaho #3 ore shoot was discovered in 1929 by following the Idaho #2 (Dorsey Vein) into the footwall of the #1 Vein.

The sequence of Idaho veins in the historic production levels can be followed in order from the Morehouse to the Idaho #5 Vein as shown in Figure 4.

FIGURE 4 – Idaho Vein Structures at Upper Level of Historic Mining – Plan View

Recent drilling has revealed that the Idaho #2 Vein has become a major mineralized structure at depth and is no longer a linking vein between the #1 and #3 Veins.  Deep drill holes in the Idaho #1 suggest that there may be a new linking vein structure which may join the Idaho #1 Vein to the Idaho #3 or #5 Vein, as shown in Figure 5. Historic mapping on the lowest level of the mine supports this interpretation with the Idaho #5 Vein shown moving behind the Idaho #3 Vein.

The Idaho #5 Vein has not been tested to-date but there is potential for major ore shoots to form on this structure in addition to the targets on the Idaho #1, #2, and #3 Veins. Continued

exploration drilling will further develop the relationships between the multiple mineralized structures at the Idaho-Maryland Mine, lead to the discovery of new mineralized ore shoots, and further outline the overall resource potential of the property.

FIGURE 5 – Idaho Vein Structures at Depth – Plan View

Quality Control and Assay Methods

Richard Lippoth, M.Sc, Reg. SME, the qualified person for the exploration drill results disclosure contained in this news release, has studied the drill core discussed in this news release and has reviewed the analytical and quality control results. Mr. Lippoth has reviewed and approved the scientific and technical contents of this news release.

Benjamin Mossman, P.Eng, CEO of Rise Gold, is the qualified person for the historic production disclosure contained in this news release. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on

Rise has implemented a quality control program for its drill program to ensure best practice in the sampling and analysis of the drill core. This includes the insertion of blind blanks, duplicates and certified standards. HQ- and NQ-sized drill core is saw cut with half of the drill core sampled at intervals based on geological criteria including lithology, visual mineralization, and alteration. The remaining half of the core is stored on-site at the Company’s warehouse in Grass Valley, California. Drill core samples are transported in sealed bags to ALS Minerals analytical assay lab in Reno, Nevada.

All gold assays were obtained using a method of screen fire assaying. This procedure involves screening a large pulverized sample of up to 1 kg at 100 microns. Any +100 micron material remaining on the screen is retained and analyzed in its entirety by fire assay with gravimetric finish and reported as the Au (+) fraction result. The –100 micron fraction is homogenized and two sub-samples of 30-50 grams are analyzed by fire assay with AAS finish. If the grade of the material exceeds 10 gpt the sample is re-assayed using a gravimetric finish. The average of the two results is taken and reported as the Au (-) fraction result. All three values are used in calculating the combined gold content of the plus and minus fractions.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic Idaho-Maryland Gold Mine located in Nevada County, California, USA. Past production of the Idaho-Maryland for the period from 1866 to 1955 is estimated at 2,414,000 oz of gold at an average mill head grade of 17 gpt gold. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.